UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 27, 2007

VANTAGE ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33496	51-0599779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Post Oak Blvd., Suite 610 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (281) 404-4700

Not Applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01  Entry into a Material Definitive Agreement.

On December 27, 2007, Michael Derbyshire and Vantage Energy Services, Inc. (“Vantage”) entered into an Employment and Non-Competition Agreement whereby effective January 15, 2008, Michael Derbyshire will become Vice President-Marketing of Vantage.  Mr. Derbyshire’s employment will continue until January 15, 2010 and thereafter shall be automatically extended for successive terms of one year, or until his earlier resignation or termination.

Prior to joining Vantage, Mr. Derbyshire, 54, served Pride International, Inc. from July 2006 to January 2008 as the Regional Marketing & Business Development Manager for Asia Pacific, and was based in Singapore, and from July 1996 to July 2006 as Regional Marketing and Business Development Manager for the Middle East, and was based in Dubai. From 1982 to 2006 Mr. Derbyshire held various management positions with Forasol Foramer.  Mr. Derbyshire began his professional career in the construction industry as a quantity surveyor and served companies such as John Mowlem and Bernard Sunleys, before converting to the Oil and Gas industry in 1982.

                There are no arrangements or understandings between Mr. Derbyshire and any other person pursuant to which he was selected as Vice President-Marketing. There are no family relationships between Mr. Derbyshire and any director or other executive officer of Vantage. Vantage is not aware of any transaction in which Mr. Derbyshire has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Derbyshire’s compensation arrangements with Vantage are an annual base salary of $275,000, an annual bonus with a target level of 70% of his annual base salary and a maximum level of 140% of his annual base salary, and a sign-on cash bonus of $20,000.  Mr. Derbyshire will be eligible for equity grants under the Company’s 2007 Long Term Incentive Compensation Plan, once such plan is approved by the Vantage stockholders.  The actual amount and value of equity awards granted to Mr. Derbyshire will be determined by the Board of Directors as and when the Board of Directors approves equity awards.  As of the date of filing of this current report on Form 8-K, no equity awards have been granted.  In addition, Mr. Derbyshire will be eligible for other benefits consistent with those to be received by other Vantage executives.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Vantage has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANTAGE ENERGY SERVICES, INC.

Date: January 3, 2008	By:	/s/ Paul A. Bragg
Paul A. Bragg
Chairman and Chief Executive Officer

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